Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-271635) and Form S-8 (Nos. 333-285206, 333-227907, 333-230473, 333-237091, 333-254086, 333-263189, 333-270230, and 333-277402) of SI-BONE, Inc. of our report dated February 24, 2026, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
February 24, 2026